Exhibit 3.2.2

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RAYTHEON AIRCRAFT ACQUISITION COMPANY LLC”, CHANGING ITS NAME FROM “RAYTHEON AIRCRAFT ACQUISITION COMPANY LLC” TO “HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 2OO7, AT I2:4O O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4242365 8100	AUTHENTICATION:	5539147
070360144	DATE:	03-26-07

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF FORMATION OF

RAYTHEON AIRCRAFT ACQUISITION COMPANY, LLC

1.	Raytheon Aircraft Acquisition Company, LLC, a limited liability company is duly organized and existing under the Delaware Limited Liability Company Act.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

“FIRST: The name of the limited liability company formed hereby is:

Hawker Beechcraft Acquisition Company, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation on the 26th day of March 2007.

By:	/s/ Wayne W Wallace
Title:	Authorized Officer
Name:	Wayne W Wallace

State of Delaware Secretary of State Division of Corporations Delivered 12:40 PM 03/26/2007 FILED 12:40 PM 03/26/2007 SRV 070360144 – 4242365 FILE